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                                                                      EXHIBIT 21

                         COMPREHENSIVE CARE CORPORATION

                            SCHEDULE OF SUBSIDIARIES


                                                     STATE OF
SUBSIDIARY NAME                                    INCORPORATION

Comprehensive Care Corporation                       Delaware
Comprehensive Behavioral Care, Inc.                  Nevada
Healthcare Management Services, Inc.                 Michigan
Healthcare Management Services of Michigan, Inc.     Michigan
Healthcare Management Services of Ohio, Inc.         Michigan
Behavioral Health Management, Inc.                   Michigan
Comprehensive Health Associates                      Puerto Rico
Aurora Behavioral Health Hospital, Inc.              Colorado
Comprehensive Provider Networks of Texas, Inc.       Texas
Comprehensive Innovations Institute                  Texas
Care Institute                                       California
N.P.H.S., Inc.                                       California
CareManor Hospital of Washington, Inc.               Washington
Trinity Oaks Hospital, Inc.                          Texas
Starting Point Incorporated                          California
CareUnit Hospital of Albuquerque, Inc.               New Mexico
CareUnit Clinic of Washington, Inc.                  Washington
CareUnit Hospital of Ohio, Inc.                      Ohio
Comprehensive Care Integration, Inc.                 Delaware
CareUnit of Florida, Inc.                            Florida
Managed Behavioral Healthcare, Inc.                  Florida
AccessCare of Washington, Inc.                       Washington
Comprehensive Orthopedic Care, Inc.                  Florida




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